PRELIMINARY PROXY

                     COMPANY HIGHLIGHTS DURING FISCAL 1999


   * Company sales for fiscal 1999 increased 13% to $1,290.9 million. Comp store sales grew 8.7% and catalog sales increased 13% over 1998.

   * During the fiscal year, the Company opened 35 net new stores and its Internet site went online in November 1999.

   * During the fiscal year, the Company repurchased $36.3 million of its common stock under its stock repurchase program.

   * Earnings per diluted share in fiscal 1999 increased 61% to $1.85 per share.

                                     PROXY

                THE TALBOTS, INC. ANNUAL MEETING OF SHAREHOLDERS

                                  May 25, 2000

This Proxy is Solicited on Behalf of the Board of Directors of The Talbots, Inc.

         The undersigned hereby appoints Edward L. Larsen, Stuart M. Stolper, and Richard T. O'Connell, Jr., and each or any of them, with power of substitution, proxies for the undersigned and authorizes each of them to represent and vote, as designated, all of the shares of stock of The Talbots, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at FleetBoston Financial, 100 Federal Street, Boston, Massachusetts on May 25, 2000, at 9:30 a.m., and at any adjournment or postponement of such meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS. PLEASE VOTE PROMPTLY.


SEE REVERSE                                                       SEE REVERSE
   SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE

TALBOTS                                              THIS IS YOUR PROXY.
c/o EquiServe                                        YOUR VOTE IS IMPORTANT.
P.O. Box 9398
Boston, MA 02205-9398


Vote by Telephone                            Vote by Internet
-----------------                            ----------------

It's fast, convenient, and immediate!        It's fast, convenient, and your
Call Toll-Free on a Touch-Tone Phone         vote is immediately confirmed and
1-877-PRX-VOTE (1-877-779-8683).             posted.
                                             Go to http://www.eproxyvote.com/tlb

Follow these four easy steps:                 Follow these four easy steps:

1. Read the accompanying Proxy                1. Read the accompanying Proxy
   Statement and Proxy Card.                     Statement and Proxy Card.

2. Call the toll-free number                  2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).              http://www.eproxyvote.com/tlb

3. Enter your 14-digit Voter Control          3. Enter your 14-digit Voter
   Number located on your Proxy Card             Control Number located on your
   above your name.                              Proxy Card above your name.

4. Follow the recorded instructions.          4. Follow the instructions
                                                 provided.

YOUR VOTE IS IMPORTANT!                      YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                 Go to http://www.eproxyvote.com/tlb
                                             anytime!

    DO NOT RETURN YOU PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

| X |  Please mark votes as in this example.

1.  Election of Directors

    To elect the following Nominees as Directors:

    Nominees:  (01) Arnold B. Zetcher, (02) Toshiji Tokiwa,
               (03) Elizabeth T. Kennan, (04) Yoichi Kimura,
               (05) H. James Metscher, (06) Motoya Okada,
               (07) Isao Tsuruta and (08) Mark H. Willes.

  For all Nominees |___|        |___| Withheld from all Nominees

|___|  _______________________________________
       For all nominees except as noted above.

2.  Amendment to Certificate of Incorporation

    To approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 40 million shares to 100 million shares.

         |___|  For        |___|   Against        |___|   Abstain

3.  Approval of Restated Directors Stock Plan

    To approve the Restated Directors Stock Plan.

         |___|  For        |___|   Against        |___|   Abstain

4.  Selection of Auditors.

    To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2000 fiscal year.

         |___|  For        |___|   Against        |___|   Abstain


    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        |___|

    MARK HERE IF YOU PLAN TO ATTEND THE MEETING          |___|

(Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)


Signature:_________________Date:_________Signature:_______________Date:_________